Exhibit 99.1

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material terms of the capital stock of Zymeworks Inc. (the “Company”), a Delaware corporation. This summary does not purport to be complete and is subject to, and qualified in its entirety by express reference to, the provisions of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Company’s amended and restated bylaws (the “Bylaws”), the Company’s Certificate of Designations of Special Voting Preferred Stock (the “Special Voting Certificate of Designations”), the Company’s Certificate of Designations of Rights, Preferences and Privileges of Series B Participating Preferred Stock (the “Series B Certificate of Designations”), each of which is included as an exhibit to the Current Report on Form 8-K to which this description is an exhibit, and each of which may be amended from time to time, and the laws of the state of Delaware. You are encouraged to read the Company’s Certificate of Incorporation, Bylaws, Special Voting Certificate of Designations and Series B Certificate of Designations, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), for additional information.

The Company’s authorized capital stock consists of 1,000,000,000 shares of capital stock, $0.00001 par value per share, of which:

•	900,000,000 shares are designated as “Common Stock”; and

•

100,000,000 shares are designated as preferred stock, of which one share is designated as “Special Voting Preferred Stock” and 1,000,000 shares are designated as “Series B Participating Preferred Stock”.

As of October 13, 2022, there are 60,275,854 shares of Common Stock outstanding, held by approximately 61 stockholders of record, and there is one share of Special Voting Preferred Stock outstanding, held by one stockholder of record.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of funds legally available if the board of directors of the Company (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.

No Preemptive or Similar Rights

The Company’s Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held as of the applicable record date on all matters submitted to a vote of the Company stockholders.

The Company stockholders do not have the ability to cumulate votes for the election of directors. As a result, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the Company stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares cast for or against a proposal shall be the act of the stockholders and broker non-votes and abstentions will be considered for purposes of establishing a quorum, but will not be considered as votes cast for or against a proposal, except as otherwise provided by law, the Company’s governing documents or the rules of the stock exchange on which the

Company’s securities are listed. The holders of 33 1/3% of the voting power of the capital stock issued and outstanding and entitled to vote as of the applicable record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

The Certificate of Incorporation and the Bylaws provide that members of the Board will be elected to one of three staggered three-year terms. Only the directors serving one term will be elected at each annual meeting of its stockholders, with the directors serving under the remaining two terms continuing for the remainder of their respective three-year terms.

Liquidation Rights

If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the Company’s stockholders would be distributable ratably among the holders of Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Nonassessable

All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

The Board has the authority, subject to limitations prescribed by Delaware law, to issue shares of authorized but unissued preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in each case without further vote or action by the Company’s stockholders. These powers, rights, preferences and rights could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price(s) and liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Except for the single share of Special Voting Preferred Stock described below, as of the closing of the Redomicile Transactions (as defined below), there are no outstanding shares of preferred stock.

Special Voting Preferred Stock

On October 13, 2022, the Company (formerly known as Zymeworks Delaware Inc.) became the ultimate parent company of Zymeworks Inc., a corporation existing under the laws of the Province of British Columbia and to be renamed as Zymeworks BC Inc. (“Zymeworks Canada”), pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) as part of a series of transactions, including the corporate redomicile of Zymeworks Canada (the “Redomicile Transactions”). Pursuant to the Redomicile Transactions, certain eligible shareholders of Zymeworks Canada, at their election, were issued exchangeable shares (the “Exchangeable Shares”) in the capital of Zymeworks ExchangeCo Ltd., a company existing under the laws of the Province of British Columbia and an indirect wholly owned subsidiary of the Company (“ExchangeCo”), on a one-for-one basis in exchange for some or all of their common shares of Zymeworks Canada, together with certain contractual rights attached to such Exchangeable Shares. The Company has agreed to issue shares of Common Stock as consideration when, among other things, the holder of Exchangeable Shares calls for its Exchangeable Shares to be retracted in accordance with their terms.

On October 13, 2022, one share of Special Voting Preferred Stock was issued to Computershare Trust Company of Canada (the “Share Trustee”), as trustee for and on behalf of the holders of the Exchangeable Shares (other than the Company and any affiliated entities of the Company). The holder of the Special Voting Preferred Stock will vote together with the holders of the Common Stock, as a single class (except as otherwise required under applicable law), with respect to all meetings of stockholders of the Company at which the holders of the Common Stock are entitled to vote. The Special Voting Preferred Stock entitles the holder of record to that number of votes equal to the number of Exchangeable Shares outstanding at such time (other than those owned by the Company or any affiliated entity of the Company) multiplied by the Exchangeable Share Exchange Ratio (which ratio is initially one), and in respect of each beneficial owner of the Special Voting Preferred Stock, rounded down to the nearest whole vote (and for which the Share Trustee has received voting instructions from such holders of Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement, dated October 13, 2022, among the Company, Zymeworks ExchangeCo Ltd., Zymeworks CallCo ULC and the Share Trustee).

The holder of the Special Voting Preferred Stock is not entitled to receive any dividends declared and paid by the Company and, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall rank senior to the Common Stock, and junior to all other or series of preferred stock of the Company, and is entitled to receive, prior to the holders of the Common Stock, an amount equal to US$1.00.

At such time as the share of Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock shall be automatically cancelled for no consideration.

Stockholder Rights Plan

On October 12, 2022, the Company and Computershare Trust Company, N.A., as rights agent, entered into the Preferred Stock Rights Agreement (the “Rights Agreement”). Under the Rights Agreement, in connection with the consummation of the Redomicile Transactions, the Board authorized and declared a dividend distribution of one right (each, a “Right”) for each share of Common Stock outstanding at 12:01 a.m. (Pacific time) on October 13, 2022 (the “Record Date”) and for each share of Common Stock that becomes outstanding, including any shares of Common Stock issued in connection with the Redomicile Transactions and as consideration for the Exchangeable Shares, as applicable, between the Record Date and the earlier of the Distribution Date (as described below) and the expiration of the Rights. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock, par value $0.00001 per share, of the Company (“Series B Preferred Stock”) at an exercise price of $74.00 per one one-thousandth of a share of Series B Preferred Stock (the “Exercise Price”), subject to adjustment. The complete terms of the Rights are set forth in the Rights Agreement

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the shares of Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, amalgamation, arrangement, take-over bid, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, amalgamation, arrangement, take-over bid, tender or exchange offer or other business combination approved by the Board.

The terms of the Rights Agreement are substantively similar in all material respects to the terms of the Preferred Shares Rights Agreement, dated as of June 9, 2022, between Zymeworks Canada and Computershare Trust Company, N.A., as rights agent, which agreement will expire at 2:00 p.m. (Pacific time) on October 13, 2022.

The following is a summary of the terms of the Rights Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by express reference to, the full text of the Rights Agreement, which is included as an exhibit to the Current Report on Form 8-K to which this description is an exhibit.

Distribution and Transfer of Rights; Rights Certificates:	The Board has declared a dividend of one Right for each outstanding share of Common Stock.

Prior to the Distribution Date referred to below:

•   the Rights will be evidenced by and trade with the certificates for the Common Stock (or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•   new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•   the surrender for transfer of any certificates for Common Stock (or the surrender for transfer of any uncertificated Common Stock registered in book entry form) will also constitute the transfer of the Rights associated with such Common Stock.

Rights will accompany any new shares of Common Stock that are issued after the Record Date and prior to the Distribution Date referred to below, including any shares of Common Stock issued in connection with the Redomicile Transactions or related Exchangeable Shares.

Distribution Date:

Subject to the terms of the Rights Agreement, generally speaking the Rights will separate from the Common Stock and become exercisable following (1) the 10th business day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (such person or group, an “Acquiring Person”) has acquired beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock or (2) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities. All share calculations will be made in accordance with the terms of the Rights Agreement.

The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will send Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Stock Purchasable Upon Exercise of Rights:

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of Series B Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Series B Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a share of Series B Preferred Stock, if issued, will:

•   not be redeemable;

•   entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share of Series B Preferred Stock, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•   entitle holders upon liquidation either to receive $1 per one one-thousandth of a share of Series B Preferred Stock or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•   have the same voting power as one share of Common Stock; and

•   entitle holders to a payment per one one-thousandth of a share of Series B Preferred Stock equal to the payment made on one share of Common Stock if the Common Stock is exchanged via merger, consolidation, amalgamation, arrangement or a similar transaction.

Flip-In Trigger:

If an Acquiring Person obtains beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be void.

Flip-Over Trigger:

If, after an Acquiring Person obtains 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock, (1) the Company merges into, amalgamates with or is otherwise combined with another entity, (2) an acquiring entity merges into, amalgamates with or is otherwise combined with the Company or (3) the Company sells or transfers more than 50 percent of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights:	The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision:	At any time after the date on which an Acquiring Person beneficially owns 10 percent or more (or 20 percent or more in the case of certain institutional investors who report their holdings on Schedule 13G) of the Common Stock and prior to the acquisition by the Acquiring Person of 50 percent of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of Common Stock.

Expiration of the Rights:	The Rights expire on the earliest of (1) 5:00 p.m., New York City time, on June 8, 2023 (unless such date is extended) or (2) the redemption or exchange of the Rights as described above.

Amendment of Terms of the Rights Agreement and Rights:	The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (1) cure any ambiguities, (2) shorten or lengthen any time period pursuant to the Rights Agreement or (3) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights:	The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company.

Anti-Dilution Provisions:

The Board may adjust the Exercise Price, the number of shares of Series B Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or Common Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least one percent of the Exercise Price. No fractional shares of Series B Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series B Preferred Stock.

Taxes:	The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Options and Restricted Stock Units

As of October 13, 2022, the Company had outstanding options to purchase an aggregate of:

•	5,572,989 shares of Common Stock, at a weighted average exercise price of $17.40 USD per share; and

•	2,254,238 shares of Common Stock, at a weighted average exercise price of $19.13 CAD per share.

As of October 13, 2022, the Company had 182,533 outstanding restricted stock units.

Pre-Funded Warrants

As of October 13, 2022, the Company had 4,794,224 outstanding pre-funded warrants to purchase up to 4,794,224 shares of Common Stock.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the pre-funded warrant. No fractional Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any fractional shares.

Exercise Limitations

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (a) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (b) the combined voting power of the Company securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company securities then outstanding immediately after giving effect to the exercise, as such percentage to any ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to the Company.

Exercise Price

The exercise price per whole Common Stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per warrant share. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’s Common Stock.

Exchangeable Shares

Pursuant to the Redomicile Transactions, certain former shareholders of Zymeworks Canada were issued Exchangeable Shares in the capital of ExchangeCo., an indirect wholly owned subsidiary of the Company, together with certain contractual rights attached to the Exchangeable Shares. The Company has agreed to issue shares of Common Stock as consideration when, among other things, the holder of Exchangeable Shares calls for its Exchangeable Shares to be retracted in accordance with their terms.

As of October 13, 2022, there were 1,424,533 outstanding Exchangeable Shares exchangeable on a one-to-one basis, subject to adjustment, for up to 1,424,533 shares of Common Stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

Delaware Law

The Company will be governed by the provisions of Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include:

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mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

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any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation;

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subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;

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any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with such person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. These provisions may have the effect of delaying, deferring or preventing changes in control of the Company, even though such a transaction may offer its stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws Provisions

Provisions of the Certificate of Incorporation and Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Board or management. Among other things, the Certificate of Incorporation and Bylaws:

•	permit the Board to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;

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provide that the authorized number of directors may be changed only by resolution of the Board; provided that the size of the Board may not be increased by more than 1/3 of the number of directors in office at the conclusion of the most recent annual meeting of stockholders prior to the next annual meeting of stockholders, and, prior to the Company’s first annual meeting, the size of the Board may not be increased by more than three;

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provide that all vacancies and newly created directorships, may, except as otherwise required by law, the Company’s governing documents or resolution of the Board, and subject to the rights of holders of the Company’s preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director; provided that no more than 1/3 of the number of directors in office at the conclusion of the most recent annual meeting of stockholders may be appointed by the Board prior to the next annual meeting of stockholders, and, prior to the Company’s first annual meeting of stockholders, the size of the Board may not be increased by more than three;

•	provide that members of the Board will serve one of three staggered three-year terms;

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subject to the rights of holders of preferred stock, provide that a director may only be removed from the Board by the stockholders with the affirmative vote of at least 66 2/3% of the voting power of the shares cast on such proposal;

•	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

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provide that special meetings of the Company’s stockholders may be called only by the Board, the chairperson of the Board, the Company’s chief executive officer or president or the secretary of the Company upon request from holders of no less than 20% of the Company’s outstanding voting stock, subject to the limitations and requirements set forth in the Bylaws; and

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provide that stockholders are permitted to amend certain provisions of the Certificate of Incorporation and Bylaws only upon receiving at least 66 2/3% of the voting power of the then outstanding voting securities, voting together as a single class.

Exclusive Forum

The Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on the Company’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, stockholders, officers or other employees to the Company or its stockholders, (3) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws or (4) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware), except for, as to each of (1) through (4) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction. The Bylaws also provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States is the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of the Company’s securities (including without limitation and for the avoidance of doubt, any underwriter, auditor, expert, control person or other defendant). Any person or entity purchasing or otherwise acquiring any interest in any of the Company’s securities shall be deemed to have notice of and consented to the foregoing bylaw provisions. This provision would not apply to any action brought to enforce a duty or liability created by the U.S. Exchange Act and the rules and regulations thereunder. The Company’s stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder as a result of the Company’s exclusive forum provisions.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Common Stock and Exchangeable Shares is Computershare. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Listing

The Company’s Common Stock is listed on the New York Stock Exchange under the symbol “ZYME”.

Indemnification of Directors and Officers

The Certificate of Incorporation contains provisions that limit the liability of the Company’s directors and officers for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the DGCL.

The Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the DGCL. The Bylaws also provide that it must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Company has entered into or will enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Company, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Company to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The Company also expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been the Company’s directors or officers. The coverage provided by these policies may apply whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.